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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement of QLT Inc. on Form S-3 of our report dated March 2, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
July 13, 2005